Exhibit 99.1

Rayonier Advanced Materials and Tembec Announce Increase in Consideration under Amended Arrangement Agreement

•	Increased Consideration Valued at C$4.75

•	Oaktree and Bennett Management Agree to Vote in Favor of the Arrangement

•	Tembec shareholders should submit or update their proxies or voting instructions in advance of the meeting without delay

JACKSONVILLE, Florida and MONTREAL, Québec—July 23, 2017—Rayonier Advanced Materials Inc. (“Rayonier Advanced Materials”) (NYSE: RYAM) and Tembec Inc. (“Tembec”) (TSX: TMB) today announced that they have entered into an amendment to the arrangement agreement (as amended, the “Amended Arrangement Agreement”) under which Rayonier Advanced Materials has agreed to acquire Tembec (the “Arrangement”) for an increased consideration valued at C$4.75 per Tembec share. The revised terms were unanimously approved by the boards of directors of both companies.

Under the Amended Arrangement Agreement, Tembec shareholders will have the right to elect to receive either C$4.75 in cash or 0.2542 shares of Rayonier Advanced Materials common stock per Tembec common share, subject to proration so that approximately 67% of the aggregate consideration is paid in cash and approximately 33% is paid in Rayonier Advanced Materials common stock.

The increased consideration represents a 17% increase in value offered for the shares compared to the initial terms and a premium of 61% to the closing price of Tembec’s shares on May 24, 2017, the day immediately before the initial announcement concerning the Arrangement.

Rayonier Advanced Materials has entered into irrevocable support and voting agreements with each of Oaktree Capital Management L.P. and Restructuring Capital Associates L.P., who together represent approximately 37% of Tembec’s outstanding shares, pursuant to which they have agreed to vote in favor of the Arrangement.

Stronger, More Diversified Global Leader

“This transaction advances our growth objective to pursue strategic acquisitions where we can leverage our core competencies to provide significant long-term shareholder return,” said Paul Boynton, Chairman, President and Chief Executive Officer of Rayonier Advanced Materials. “We look forward to working with Tembec’s exceptional team, unions and other stakeholders to realize the abundant opportunities ahead.”

James Lopez, President and Chief Executive Officer of Tembec, added, “Rayonier Advanced Materials is the ideal partner for us and we are encouraged by their ongoing commitment to our operations and employees in Canada and France and—above all—to the values we share. This combination will enable us to sustainably grow our business for the benefit of our customers, employees and communities. We are, of course, pleased with the opportunity to deliver even greater value to our shareholders.”

Structure, Timing and Approvals of Transaction

The transaction will be carried out by way of a court-approved plan of arrangement and will require the approval of at least 66 2/3% of the votes cast by Tembec shareholders. Rayonier Advanced Materials intends to finance the cash portion of the transaction with a combination of cash on hand and committed bank financing. The transaction does not require the approval of Rayonier Advanced Materials stockholders.

In addition to Tembec shareholder and court approvals, the transaction is also subject to other conditions and receipt of other approvals, including receipt of regulatory approvals. As previously announced on July 13, 2017, the transaction has received approval from Germany’s Federal Cartel Office. Subject to obtaining the required approvals, the transaction is expected to be completed in the fourth quarter of 2017.

Voting Information

Tembec shareholders are reminded that the special meeting of Tembec shareholders (the “Meeting”) will be held at 10:00 a.m. (Eastern Time) on Thursday, July 27, 2017 and that proxies must be received by Tembec’s transfer agent, Computershare, no later than 5:00 p.m. (Eastern Time) on Tuesday, July 25, 2017. Tembec shareholders holding their shares through a broker, investment dealer or other intermediary should carefully follow the instructions of such intermediary to ensure that their vote is counted at the meeting. Tembec may waive the time limits for the deposit of proxies if considered advisable to do so.

Tembec shareholders are entitled to vote at the Meeting if they were a holder of Tembec shares at the close of business on June 19, 2017. Your vote is important regardless of the number of shares you hold and the Tembec board of directors urges you to vote.

If you have already submitted your proxy or voting instructions and you do not wish to change your votes on the matters set forth therein, no further action is required on your part and your votes will be counted at the Meeting in accordance with the proxy or voting instructions you have already submitted. If you have already submitted your proxy or voting instructions and you wish to change your vote, you must comply with the proxy revocation procedures set forth in the management information circular mailed to Tembec shareholders on June 23, 2017 and made available under Tembec’s profile on SEDAR at www.sedar.com. Tembec shareholders holding their shares through a broker, investment dealer or other intermediary should contact such intermediary without delay if they wish to change their voting instructions.

Tembec shareholders who require assistance in submitting their proxies or voting instructions may direct their inquiries to Tembec’s proxy solicitation agent, Shorecrest Group, by telephone at 1-888-637-5789 toll-free in North America or by e-mail at contact@shorecrestgroup.com. For banks, brokers and collect calls outside North America, please call 1-647-931-7454.

Fairness Opinions

Tembec has obtained fairness opinions from each of Scotia Capital and National Bank Financial that, as of July 23, 2017, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received by the Tembec shareholders pursuant to the Amended Arrangement Agreement is fair to such shareholders from a financial point of view.

Advisors

For Rayonier Advanced Materials, BofA Merrill Lynch is serving as financial advisor and Wachtell, Lipton, Rosen & Katz, McCarthy Tétrault LLP and Hogan Lovells US LLP are serving as legal counsel.

For Tembec, Scotia Capital is serving as financial advisor and National Bank Financial is serving as financial advisor, on a non-contingent fixed-fee basis. Stikeman Elliott LLP, Cahill Gordon & Reindel LLP, Dechert LLP and Slaughter and May are serving as legal counsel.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a leading global supplier of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The company engineers dozens of customized products at its plants in Florida and Georgia, delivering unique properties, unparalleled consistency and exceptional quality. Rayonier Advanced Materials’ facilities can produce approximately 485,000 tons of high purity cellulose and 245,000 tons of commodity products. With approximately 1,200 employees and revenues of US$870 million Rayonier Advanced Materials is routinely ranked among the nation’s top 50 exporters, shipping products to five continents, 35 countries and 80 ports around the world. More information is available at www.rayonieram.com.

About Tembec

Tembec is a manufacturer of forest products – lumber, paper, pulp and high purity cellulose – and a global leader in sustainable forest management practices. Principal operations are in Canada and France. Tembec has approximately 3,000 employees and annual sales of approximately C$1.5 billion. Tembec is listed on the Toronto Stock Exchange (TMB). More information is available at www.tembec.com.

Forward-Looking Statements

This document contains statements that are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the timing of the closing of the Arrangement; whether the Arrangement will be consummated at all and the ability to obtain required regulatory approvals and satisfy the other conditions to closing the Arrangement; the expected benefits of the Arrangement and whether such benefits will be achieved on a timely basis or at all; the ability of Tembec and Rayonier Advanced Materials to successfully integrate their respective businesses; prolonged weakness in general economic conditions; competitive pressures in the markets in which we operate; customer concentration; unfavorable weather conditions or natural disasters; reliance on government permits or approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to the reliance on information technology; manufacturing issues that may arise; adverse consequences of current or future legal claims; ability to hire and retain a sufficient seasonal workforce; labor relations with the unions representing Rayonier Advanced Materials’ hourly employees; changes in transportation-related costs and availability; risks related to workforce, including increased labor costs; the failure to attract and retain key personnel; the failure to innovate to maintain competitiveness, grow the business and protect intellectual property; fluctuations in foreign currency exchange rates; impairments or write downs of assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; the effect of current and future environmental laws and regulations as well as changes in circumstances on the cost and estimated future cost of required environmental expenditures; material adverse changes in financial condition; any failure by Rayonier Advanced Materials to realize expected benefits from its separation from Rayonier Inc.; financial obligations under agreements related to debt; and other risks detailed in Rayonier Advanced Materials’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of Rayonier Advanced Materials’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in Tembec’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of Tembec’s Annual Information Form for the fiscal year ended September 24, 2016. All forward-looking statements attributable to Tembec or Rayonier Advanced Materials or any persons acting on their behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and neither Tembec nor Rayonier Advanced Materials undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

Further information regarding the transaction is contained in the management information circular in connection with the special meeting of the Tembec shareholders filed by Tembec with the Canadian Securities Administrators on June 23, 2017 and furnished by Rayonier Advanced Materials on Form 8-K filed June 23, 2017 with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read the information circular, as it contains important information concerning the proposed transaction. Investors and security holders may obtain a copy of the arrangement agreement, information circular and other meeting materials at www.sec.gov and www.sedar.com. This document is for informational purposes only. It does not constitute an offer to purchase shares of Rayonier Advanced Materials or Tembec or a solicitation or recommendation statement under the rules and regulations of the Canadian securities regulators, the U.S. Securities and Exchange Commission or other applicable laws.

Contacts

Rayonier Advanced Materials

Media

Ryan Houck

904-357-9134

media@rayonieram.com

Investors

Mickey Walsh

904-357-9162

mickey.walsh@rayonieram.com

Tembec

Media

Linda Coates

416-775-2819

linda.coates@tembec.com

Investors

Michel Dumas

819-627-4268

michel.dumas@tembec.com

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